Exhibit 99.4

FREYR

FREYR BATTERY
22-24, BOULEVARD ROYAL
L-2449 LUXEMBOURG
GRAND DUCHY OF LUXEMBOURG
*(THE "**COMPANY**")*

SCAN TO
VIEW MATERIALS & VOTE

This proxy card (the "**Proxy Card**") is to be issued to the holders of shares held by name directly in the books and records of the Company's registrar and transfer agent, Continental Stock Transfer & Trust Company, who wish to participate and vote in the extraordinary general meeting of the Company to be held on Friday, December 15, 2023 at 4:00 p.m. Luxembourg time (10:00 a.m. New York time) at the registered office of the Company (22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg) (the "**Extraordinary General Meeting**"). This Proxy Card shall be read with the information set out in the convening notice for the Extraordinary General Meeting (the "**Convening Notice**") and in particular with the information set out in the accompanying supplement attached to the Convening Notice (the "**Accompanying Supplement**"). Your vote will by default be counted as submitted by voting instruction, with, in case of amendments to the resolutions or new resolutions presented at the Extraordinary General Meeting, appointment of the proxy voting representative appointed by the Company. If you wish to vote by others means as further described in the Convening Notice, please use the Accompanying Supplement attached to the Convening Notice and carefully read the instructions therein.

VOTE BY MAIL
Mark, sign, and date your Proxy Card and return it to the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 until December 15, 2023 at 5:59 a.m. Luxembourg time (December 14, 2023 at 11:59 p.m. New York time). Please carefully read the instructions in the Convening Notice before proceeding to voting.

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the internet to transmit your votes and for electronic delivery of information up until December 15, 2023 at 5:59 a.m. Luxembourg time (December 14, 2023 at 11:59 p.m. New York time). Have your Proxy Card in hand when you access the website and follow the instructions to vote. Please carefully read the instructions in the Convening Notice before proceeding to voting.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
You can consent to receiving all future proxy statements electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V24951-S75523 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

FREYR BATTERY

(Please express a choice for each agenda item. Only one choice may be expressed for each agenda item. If you do not explicitly express a choice and/or if you vote in blank or if your choice is unclear in respect of a given agenda item, the Company will not take this vote for this agenda item into account.)

1. Disclosure of conflicts of interest arising from transactions subject to Article 441-7 of the law of August 10, 1915 on commercial companies, as amended (the "**Luxembourg Law**") and Article 15 of the Company's consolidated articles of association (the "**Articles**").

The Board of Directors recommends you vote FOR the following proposals:

	Proposal	For	Against	Abstain
2.	"**The Confirmation of Mandate of FREYR Directors Proposal**" – To confirm the mandate as a member of the Board of Directors of Mr. Birger Steen, born on November 4, 1966 in Oslo, Norway, residing at Holmboes gate 6A, 0357 Oslo, Norway to replace Mr. Torstein Dale Sjøtveit, with effect as of August 9, 2023, and for a period ending at the next annual general meeting of the Company (which corresponds to the duration of the mandate of Mr. Torstein Dale Sjøtveit). (Resolution I)	☐	☐	☐
3.	"**The Documents Acknowledgement Proposal**" – To acknowledge (I) (a) the availability of certain written reports on the Merger (as defined below) contemplated under the Redomiciliation Transaction (as defined below) drawn up by (i) the Board of Directors and the board of directors of FREYR Battery, Inc., a Delaware corporation, having its registered office at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, United States of America (the "**Absorbing Company**" and together with the Company, the "**Merging Companies**") in accordance with Article 1021-5 of the Luxembourg Law and (ii) EUROLUX AUDIT S.à r.l. and PKF Audit & Conseil (the "**Merger Independent Specialists**") as independent experts in accordance with Article 1021-6 (1) of the Luxembourg Law and (b) the availability of the interim accounts of the Absorbing Company and the Company as at August 31, 2023 and June 30, 2023 respectively, (II) that all documents referred to by Article 1021-7 of the Luxembourg Law have been made available at the registered office of each of the Merging Companies for due inspection by the shareholders at least one (1) month prior to the date of the Extraordinary General Meeting (such documents collectively, the "**Documents**") and (III) having been informed by virtue of the written reports of the boards of directors of each of the Merging Companies, drawn-up in accordance with Article 1021-5 of the Luxembourg Law, of the significant changes in the assets and liabilities of the Company between the date of the signature of the Common Draft Terms of Cross-Border Merger (as defined below) on September 29, 2023 and the date of the Extraordinary General Meeting and the date of the extraordinary general meeting of the sole shareholder of the Absorbing Company convened to approve the Merger. (Resolution II)	☐	☐	☐
4.	"**The Merger Proposal**" – To (I) adopt the merger agreement by and between the Company and the Absorbing Company (the "**Merger Agreement**"), and the common draft terms of cross-border merger (projet commun de fusion transfrontalière) (the "**Common Draft Terms of Cross-Border Merger**") drawn up by the boards of directors of each of the Merging Companies, pursuant to which the Company will be absorbed and merged into the Absorbing Company, with the Absorbing Company surviving the cross-border merger (the "**Merger**"), and whereby (i) each issued and outstanding ordinary share of the Company (the "**FREYR Ordinary Shares**") immediately prior to the effective time of the Merger (the "**Effective Time**"), will automatically be cancelled and the Absorbing Company will issue as consideration therefor new duly authorized, validly issued, fully paid and non-assessable common stock of the Absorbing Company (the "**Common Stock**") to the shareholders of the Company on a one-to-one basis, (ii) each outstanding public and private warrant of the Company exercisable for one (1) FREYR Ordinary Share at an exercise price of $11.50 will become exercisable for one (1) Common Stock of the Absorbing Company and the Absorbing Company will assume the Company's rights and obligations thereto, on the same terms as those that currently govern these warrants, and each warrant of the Absorbed Company held by EDGE Global LLC will become exercisable for one (1) Common Stock on the same terms as those that currently govern these warrants, (iii) all FREYR Ordinary Shares held in treasury by the Company outstanding immediately prior to the Effective Time will be ipso jure cancelled by virtue of and simultaneously with the Merger and said treasury shares will cease to exist and no consideration will be delivered in exchange thereafter, (iv) the Absorbing Company will assume, or will cause an applicable affiliate to assume, the FREYR 2021 Equity Incentive Plan (amended and restated as of May 10, 2023), as well as all other compensation or benefit plans, policies and arrangements previously maintained by the Company and (v) as a result of the Merger, at the Effective Time the amended and restated certificate of incorporation and bylaws of the Absorbing Company will come into effect (such transactions collectively referred to as the "**Redomiciliation Transaction**") and (II) to approve the Merger and its legal and accounting effective time. (Resolution III)	☐	☐	☐
5.	"**The Delegation of Authority Proposal**" – To grant power and authority to (i) any director of the Company or any person authorized by the Board of Directors, each individually and with full power of substitution, to appear before a notary in the Grand Duchy of Luxembourg to declare and confirm and issue the "Board Confirmation", whereby the Board of Directors declares and confirms, in the name of and on behalf of the Company and the Board of Directors, that the conditions precedent to the Merger, as specified in the Merger Agreement and the Common Draft Terms of Cross-Border Merger, have been satisfied or waived and that the Merger is effective and (ii) any director of the Company and/or any lawyer or employee of the law firm Arendt & Medernach S.A. and/or any employee or clerk of the instrumenting notary in the Grand Duchy of Luxembourg, to individually carry out in the name and on behalf of the Company, any changes required by the matters set out in the foregoing proposals as well as all filings, notifications and publications necessary for the Merger. (Resolution IV)	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting: The Convening Notice is available at www.proxyvote.com. A copy of the documentation related to the Extraordinary General Meeting is available on the Company's website www.freyrbattery.com under the tab "Events & Presentations" in the "Investors" section. V24952-S75523 CONTINUED AND TO BE SIGNED ON REVERSE SIDE Extraordinary General Meeting of FREYR Battery a public limited liability company (société anonyme) under the laws of Luxembourg (the "Company") Please indicate on the reverse side of this Proxy Card how these shares are to be voted. This Proxy Card must be marked, signed, dated and returned to Broadridge Financial Solutions, Inc. at the latest on December 15, 2023 at 5:59 a.m. Luxembourg time (December 14, 2023 at 11:59 p.m. New York time) in order to be counted. By executing this Proxy Card, the undersigned hereby confirms that (i) he has not waived all or part of his voting rights, (ii) none of his voting rights have been suspended and (iii) the exercise of any voting rights pursuant to this instrument does not result in a breach of any voting agreements to which he is a party. All powers granted to the proxy voting representative are for the purpose of making any statement, casting all votes, signing all minutes of meetings and other documents, doing everything which is lawful, necessary or simply useful in view of the accomplishment and fulfilment of the present proxy, as may be required, and to proceed, in accordance with the requirements of Luxembourg law, to any filing with the Luxembourg Trade and Companies Register and to any publication on the Recueil électronique des sociétés et associations, as may be required, while the undersigned promises to ratify all said actions taken by the proxy representative whenever requested. The undersigned understands and accepts that any later dated Proxy Card issued will override and deprive of effect any previously issued Proxy Card. I understand and accept that in case, in addition to a previously submitted vote via a Proxy Card, I attend and vote at the Extraordinary General Meeting in person, and provided that such physical attendance and voting meets the requirements set forth in the Convening Notice, the vote submitted in person at the Extraordinary General Meeting shall prevail and any previously submitted vote via a proxy Card shall be deprived of effect. The undersigned accepts that the present proxy or voting instruction pursuant to this Proxy Card will remain in force if the Extraordinary General Meeting is, for whatever reason, to be adjourned or postponed. Should a quorum not be reached at the Extraordinary General Meeting, the vote submitted pursuant to this instrument shall remain valid for a second Extraordinary General Meeting to be convened with the same agenda, unless explicitly revoked. I hereby acknowledge having been informed that the Company, acting as data controller, collects, stores and processes by electronic or other means the data I supply in the context of my participation in the Extraordinary General Meeting of the Company, in accordance with the applicable data protection rules and the data protection notice pertaining to the Extraordinary General Meeting, available on the Company's website www.freyrbattery.com, under the tab "Events & Presentations" in the "Investors" section. THE UNDERSIGNED HEREBY CERTIFIES BEING THE HOLDER OF RECORD OF THE SHARES OF THE COMPANY AS AT OCTOBER 25, 2023. THIS PROXY CARD WILL AUTOMATICALLY BE INVALIDATED IF THE UNDERSIGNED WAS NOT THE HOLDER OF RECORD OF THE REFERENCED ORDINARY SHARES OF THE COMPANY ON OCTOBER 25, 2023. This Proxy Card shall be governed by and construed in accordance with the laws of the Grand Duchy of Luxembourg. Any disputes arising out of or in connection with this Proxy Card shall be submitted exclusively to the courts of the city of Luxembourg, Grand Duchy of Luxembourg.